UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 23, 2009

WORKSTREAM INC.

(Exact Name of Registrant as Specified in Charter)

CANADA	001-15503	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

485 N. KELLER ROAD, SUITE 500, MAITLAND, FL 32751

(Address of Principal Executive Offices) (Zip Code)

(407) 475-5500

 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

As previously reported on a Current Report on Form 8-K filed by Workstream Inc. (the “Company”) with the Securities and Exchange Commission on November 23, 2009, Steve Purello resigned as President and Chief Executive Officer of the Company effective as of November 2, 2009.  In connection with Mr. Purello’s resignation, the Company and Mr. Purello entered into a Separation Agreement and General Release (the “Separation Agreement”) dated January 13, 2010 pursuant to which the Company agreed to pay Mr. Purello twelve months of severance totaling $200,000.  In addition, pursuant to the terms of Mr. Purello’s employment agreement, the Company has agreed to pay the cost to Mr. Purello of 12 months of COBRA payments for family health insurance coverage.  As part of Separation Agreement, Mr. Purello was permitted to retain his Restricted Stock Units in the Company that were previously granted to him and which had not otherwise expired but agreed to forfeit all of his vested and unvested options to purchase common shares of the Company.  In addition, Mr. Purello agreed to continue to be bound by the confidentiality provisions of his Employment Agreement.

The foregoing description is qualified in its entirety by reference to the Separation Agreement, which is filed herewith as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

         (d) Exhibits

10.1 Separation Agreement and General Release dated as of January 13, 2010 between Steve Purello and Workstream Inc.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKSTREAM INC.

Dated: January 21, 2010	By:	/s/ Jerome Kelliher
Name: Jerome P. Kelliher Title: Chief Financial Officer